Exhibit 99.1



Item 7. Management's Discussion and Analysis of Financial Condition and
           Results of Operations

The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under the heading "Forward Looking Statements" elsewhere in this report and in our other filings with the SEC. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this report.

12 Months ended December 31, 2001 vs. 12 Months ended December 31, 2000

Revenues

Consolidated revenue for the year ended December 31, 2001 was $31,313,000 compared to $29,883,000 over the same period in 2000.

Revenues for the Rheology Business (RHEO US, Europe and Japan) for the year ended 2001 totaled $25,583,000, compared to $29,382,000 over the same period in 2000. Revenues for the Life Science Business (also known as the Protein Solutions Group) for the year ended 2001 was $5,730,000 compared to $481,000, over the same period in 2000. Revenues for the Life Science Business in 2000 include the acquisition (effective November 17, 2000) of Protein Solutions, which accounted for 100% of the revenues in 2000. Included in the 2001 Life Science revenue number is a full year of Protein Solutions revenue totaling $4,062,000 and revenue for Aviv (acquired May 31, 2001) totaling $1,668,000

Revenues for the Rheology Business for the year ended 2001 decreased $3,799,000 compared to the same period in 2000. Revenues for 2001 were unfavorably affected by $1,040,000 due to less favorable currency rates in effect compared to 2000. Japanese revenues increased by $404,000, while RHEO US and European revenues decreased $2,519,000 and $1,684,000 respectively.

Foreign revenues decreased to 37% of consolidated revenue, compared to 44% in 2000.

Gross Profit

Consolidated gross profit for the year ended December 31, 2001 was $12,426,000 or 39.6% of sales, compared to $14,162,000 o 47.4% of sales for 2000.

Gross profit for the Rheology Business for the year ended December 31, 2001 was $10,306,000 or 40.2% of sales, compared to $13,969,000 or 47.5% of sales for the year ended 2000. The gross profit decrease was the result of unfavorable product mix and intensive pricing pressures equaling $1,318,000, a decline in volume equaling $1,643,000, and inventory write down of specific product lines equaling $702,000.

Gross Profit for the Life Science Business for the year ended 2001 $2,120,000 compared to $193,000, over the same period in 2000. Gross Profit for the Life Science Business in 2000 include Protein Solutions (effective November 17,
2000), included in the 2001 Life Science gross profit is a full year of Protein Solutions and Aviv (acquired May 31, 2001).

Obsolete inventory has been written down to zero and there has been no activity on these items. Our slow moving inventory has been written down to reflect the normal gross profit on any futures sales. The Company's policy is to analyze slow moving and obsolete inventory and mark it down to lower of cost or market.

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Operating Expenses

The Operating Expenses for the Rheology business for the year ended Decemeber 31, 2001 were $13,496,000 compared to $11,964,000 in the same period in 2000.

The Operating Expenses for the Life Sciences business for the the year ended December 31, 2001 were $2,025,000 compared to $173,000 in the same period in 2000.

Total operating expenses for the year ended December 31, 2001 increased by $3,384,000 compared to the same period in 2000. This twelve month increase includes the increase in expenses for Protein Solutions (acquired November 17, 2000) of $1,197,000 and the expenses of Aviv acquired June 1, 2001, of $656,000 which were not included in 2000. Operating expenses have been favorably affected by $309,000 due to currency rates in effect compared to 2000.

General and Administrative. General and Administrative expenses for the Rheology business for the year eneded December 31, 2001 were $2,524,000, compared to $1,917,000 in the same period in 2000. General and Administrative expenses for the Life Sciences business for year ended 2001 were $1,120,0000 compared to $82,000 in the same period in 2000.

The increase in the Rheology business General and Administrative expenses for twelve months ended December 31, 2001 2002 is primarily due to increases in; bank fees of $180,000, legal fees of $109,000, audit fees of $45,000, saleries of $87,000, Ameriican Stock Exchange listing fees of $50,000. Additionally the general and administrative expenses in 2000 were lower by $214,000 related to a credit received from our previous health insurance provider.

The increase of $1,038,000 in the Life Science general and administrative expenses include Aviv expenses of $397,000 not included in 2000 and Protein Solutions for the twelve months in 2001 compared to less than two months in 2000.

Marketing and Selling. Marketing and Selling expenses for the Rheology business for the year eneded December 31, 2001 were $8,073,000, compared to $7,920,000 in the same period in 2000. Marketing and Selling expenses for the Life Sciences business for the year eneded December 31, 2001 were $646,000, compared to $90,000 in the same period in 2000.

The increase in the Rheology business sales and marketing expenses for twelve months ended December 31, 2001 2002 is primarily due to increases in; Europe expenses of $292,000, Domestic of $157,000, offset by a decrease in Japan of $295,000. During 2001 additional resources were committed to Europe to support anticipated growth that did not materialize. As a result, Europe was restructured in December 2001. (See Note 10 of Notes to Consolidated Financial Statements). The increase on Domestic is primarily related to changes in the management structure of the sales organization as well as the recruiting of new field sales representatives. Japan's decrease in expenses was the result of the currency rates in effect in 2001 compared to 2000 since expenses in local currency were relatively flat.

The increase of $556,000 in the Life Science sales and marketing expenses relate to Protein Solutions for the twelve months in 2001 compared to less than two months in 2000.

Engineering. Engineering expenses for the Rheology business for the year eneded December 31, 2001 were $1.960,000, compared to $1,958,000 in the same period in 2000. Engineering expenses for the Life Sciences business for the year eneded December 31, 2001 were $258,000, which relate to Aviv, which was not included in 2000.

In  the  Rheology  business  we  expensed   approximately  $350,000  related  to
development of new products that will contribute to 2002 revenue.

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Interest Expense

Interest expense increased $70,000 for the period ended December 31, 2001 compared to 2000. This increase is due to $47,000 of affiliate interest due to Axess as well as carrying larger loan balances offset by lower interest rates.

Foreign Currency

The foreign currency adjustment for year ended December 31, 2001 was a loss of $518,000 compared to a loss of $620,000 for the same period last year. The loss was primarily due to transaction losses of $534,000 resulting from the French Franc, Japanese Yen, and German Mark against the U.S. Dollar. These were offset by a gain of $16,000 resulting from the British Pound against the U.S. Dollar.

Net Loss/Income

Net loss for the period ended December 31, 2001 was $4,993,000, compared to net income of $91,000 for the same period in 2000. While sales increased $1,430,000 in 2001, cost of sales increased by $3,166,000. This decline in gross margin was the result of unfavorable product mix and intensive pricing pressures in our Rheology and Thermal Business. In addition, our margins were negatively affected by lower margins relating to Protein Solutions and Aviv which were not included in prior periods. Also contributing to the higher loss was an increase in operating expenses of $3,384,000, an increase in interest expense of $70,000, a decrease in tax expense of $4,000, and a decrease in the currency loss of $102,000 as compared to the same period last year.

Backlog

Backlog  as of  December  31,  2001  and  2000 was  $2,400,000  and  $1,500,000,
respectively. We expect that all of the items in our backlog at December 31, 2001 will be delivered in the current calendar year.

Inherent in our business is the potential for inventory obsolescence for older products as we develop new products. Our development efforts generally enhance existing products or relate to new markets for existing technology. We do however continuously monitor our exposure relating to excess and obsolete inventory and establish reserves for any exposure.


12 Months Ended December 31, 2000 vs. 12 Months Ended December 31, 1999

Revenues

In the year ended December 31, 2000, we achieved revenues of $29,883,000 compared to $28,363,000 for the same period in 1999. Rheometric USA (RHEO US) and European revenues increased by 8.711.9% and 9.8%, respectively, while Japanese revenues decreased by 13.4%. Included in the 2000 revenues is the acquisition (effective November 17, 2000) of Protein Solutions, which accounted for $481,000 of domestic revenues and is included in our Protein Solutions group. Revenues for 2000 were unfavorably affected by foreign exchange of $1,076,000 compared to 1999. Foreign revenues decreased to 44% of consolidated revenues, compared to 47% in 1999.

Gross Profit

Gross profit for the year ended December 31, 2000 was 47.4% of revenue, compared to 38.5% for 1999. Gross profit in 1999 includes a charge for obsolete and slow moving product lines of $1,840,000. The charge in 1999 relates primarily to our decision to scrap certain inventories based on the continued decline in the utilization of certain inventories related to our thermal business. Without this charge, gross profit in 1999 would have been 45.0%. The balance of the increase in gross profit versus 1999 (adjusted) relates to sales volume increases and product mix changes. Protein Solutions contributed $193,000 to the gross margin in 2000.

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Operating Expenses

Operating expenses decreased by $1,445,000 to $12,137,000 for the year ended December 31, 2000, compared to 1999. Included in the operating expenses is the acquisition of Protein Solutions totaling $172,000.Our continued effort to maximize the efficiency of each department contributed to a reduction in operating expenses in all areas. Exchange difference in 2000 versus 1999 on foreign expenses accounted for approximately $272,000 of the decrease.

Interest Expense

Interest expense decreased $800,000 for the period ended December 31, 2000 compared to 1999. This decrease is due to the elimination of affiliated interest expense, $1,020,000 in 1999, offset by increased bank interest of $220,000 versus 1999, due to carrying larger outstanding balances.

Backlog

Backlog  as of  December  31,  2000  and  1999 was  $1,500,000  and  $2,000,000,
respectively.

Net Income/Loss

Net Income for the period ended December 31, 2000 was $91,000 compared to a loss of $5,138,000 in 1999. Included in the 1999 loss was a $1,840,000 charge to obsolescence, $285,000 of bank charges, and $1,020,000 of affiliate interest expense.